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                                                                  EXECUTION COPY

                                  AMENDMENT TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------

     THIS AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT (this "Amendment") is made as of the 14th day of February 2000, to that certain Amended and Restated Rights Agreement, originally dated as of December 2, 1985 and most recently amended and restated as of December 13, 1999 (the "Rights Agreement") between GRC INTERNATIONAL, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York Trust Company, as Rights Agent (the "Rights Agent").

     WHEREAS, the Company desires to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement") among the Company, AT&T CORP., a New York corporation ("Parent"), and LMN CORPORATION, a Delaware corporation ("Purchaser"), providing for a tender offer and merger transaction pursuant to which Purchaser will offer to purchase all of the outstanding shares of common stock, par value $.10 per share, of the Company; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of its stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and the merger of Purchaser with and into the Company following the consummation of the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS, pursuant to that certain court-approved Stipulation and Agreement of Settlement, dated December 15, 1999, in Corcoran v. GRC International, Inc., Del. Ch., C.A. No. 17239 and Corcoran v. Denman, et al., Del. Ch., C.A. No. 17490, the Company agreed not to amend the Rights Agreement other than to shorten the duration thereof; and

     WHEREAS, pursuant to the terms of the Merger Agreement, the Company has agreed to amend the Rights Agreement as set forth in this Amendment; and

     WHEREAS, the Board of Directors of the Company has approved the terms of this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:



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     1. Section 1(g) of the Rights Agreement is amended to read in its entirety as follows:

          "(g) 'Merger Agreement' shall mean that certain Agreement and Plan of Merger dated as of February 14, 2000 (as the same may be amended from time to time) among the Company, AT&T CORP., a New York corporation, and LMN CORPORATION, a Delaware corporation; and 'Stockholders Agreement' shall mean either (i) the Stockholders Agreement dated as of February 14, 2000 (as the same may be amended from time to time) among AT&T CORP., a New York corporation, LMN CORPORATION, a Delaware corporation, and CILLUFFO ASSOCIATES, L.P. or (ii) the Stockholders Agreement dated as of February 14, 2000 (as the same may be amended from time to time) among AT&T CORP., a New York corporation, LMN CORPORATION, a Delaware corporation, and GERALD McNICHOLS."

     2. Section 7(a) of the Rights Agreement is hereby amended by deleting therefrom

     "at or prior to the Close of Business on the earlier of (i) August 31, 2000 ('Final Expiration Date'), or (ii) the date on which the Rights are redeemed, as provided in Section 23 (such earlier date being herein referred to as the 'Expiration Date')."

and substituting therefor

     "at or prior to the earlier of (i) (A) the time at which either the Merger Agreement is executed and delivered by the parties thereto or any Stockholders Agreement is executed and delivered by the parties thereto or
     (B) August 31, 2000 (the earlier of (A) and (B) being herein referred to as the 'Final Expiration Date'), or (ii) the date on which the Rights are redeemed, as provided in Section 23 (the earliest such time being herein referred to as the 'Expiration Date')."

     3. The legend contained on the Form of Right Certificate attached as Exhibit A to the Rights Agreement is hereby amended by deleting therefrom

          "AUGUST 31, 2000"

and substituting therefor

     "THE FINAL EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS
     AGREEMENT)"

     4. The first paragraph of the Form of Right Certificate attached as Exhibit A to the Rights Agreement is hereby amended by deleting therefrom


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     "and prior to 5:00 P.M. (New York City time) on August 31, 2000"

and substituting therefor

     "and prior to the Final Expiration Date (as such term is defined in the Rights Agreement)"

     5. This Amendment shall be effective as of February 14, 2000. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms until the Expiration Date, at which time the Rights Agreement shall terminate, and, from and after the Expiration Date, no Rights shall be exercisable.

     6. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed thereto in the Rights Agreement.

     7. This Amendment shall be governed by the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     8. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     9. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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     IN WITNESS WHEREOF, the parties herein have caused this Agreement to be duly executed and attested, all as of the date and year first above written.


                                        GRC INTERNATIONAL, INC.
Attest:


By: /s/ Herbert L. Raiche               By: /s/ Gary Denman
    ------------------------------          ------------------------------
    Name:  Herbert L. Raiche                Name:  Gary L. Denman
    Title  Ass't General Counsel            Title  President and CEO
           & Ass't Secretary


                                        AMERICAN STOCK TRANSFER & TRUST COMPANY
Attest:


By: /s/ Susan Silber                    By: /s/ Herbert Lemmer
    ------------------------------          ------------------------------
    Name:  Susan Silber                     Name:  Herbert J. Lemmer
    Title  Assistant Secretary              Title  Vice President


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